<PAGE 1>



                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.       )


Filed by the registrant [ x ]

Filed by a party other than the registrant [   ]

Check the appropriate box:

[ x ]  Preliminary proxy statement         [   ]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2))
[   ]  Definitive proxy statement

[   ]  Definitive additional materials

[   ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         COMMONWEALTH ENERGY SYSTEM
                (Name of Registrant as Specified in Its Charter)

_____________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[   ]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

[   ]  $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

       1)  Title of each class of securities to which transaction applies:
           _______________________________________________________________

       2)  Aggregate number of securities to which transactions applies:
           _______________________________________________________________

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
           _______________________________________________________________

       4)  Proposed maximum aggregate value of transaction:
           _______________________________________________________________

       5)  Total fee paid:
           _______________________________________________________________

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1)  Amount previously paid:
            _____________________________________________

        2)  Form, Schedule or Registration Statement No.:
            _____________________________________________

        3)  Filing party:
            _____________________________________________

        4)  Date filed:
            _____________________________________________

<PAGE 2>











                                                 Commonwealth
                                                 Energy System
                                                 Notice of 1996
                                                 Annual Meeting,
                                                 Proxy Statement
                                                 and 1995 Financial
                                                 Information





































                                                 Please sign and return your
                                                 proxy promptly

<PAGE 3>


                           COMMONWEALTH ENERGY SYSTEM

                            Cambridge, Massachusetts

                    Notice of Annual Meeting of Shareholders

                                   May 2, 1996

To the Shareholders of
COMMONWEALTH ENERGY SYSTEM

      Notice is hereby given that the Annual Meeting of Shareholders of Commonwealth Energy System will be held at the office of the System, One Main Street, P.O. Box 9150, Cambridge, Massachusetts 02142-9150, on Thursday,
May 2, 1996, at 10:30 o'clock A.M., Eastern Daylight Time, for the following purposes:

      1. To elect three Trustees to hold office for a three-year term and until the election and qualification of their respective successors.

      2. To take action on a proposal by the Board of Trustees: i) to amend Section 22 of the System's Declaration of Trust, as amended, to change the number of authorized common shares of the System from eighteen million (18,000,000) shares having a par value of four dollars ($4) each to fifty million (50,000,000) shares having a par value of two dollars ($2) each; ii) to amend Section 5 of the System's Declaration of Trust in order to facilitate the implementation of share splits; and iii) to authorize and consent to a two-for-one share split resulting in the issuance of one additional Common Share for each Common Share outstanding.

      3. To consider and vote upon a shareholder proposal, if presented at the meeting, as described herein.

      4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Common Shareholders of record at the close of business on March 15, 1996 are entitled to notice of, and to vote at, the meeting.

                                           By order of the Trustees,





                                           Michael P. Sullivan
                                           Vice President, Secretary
                                           and General Counsel

March 29, 1996

                                    IMPORTANT

      We cordially invite you to attend the Annual Meeting of Shareholders, but IF YOU DO NOT EXPECT TO BE PRESENT, PLEASE MAIL YOUR PROXY IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. Because our shares are widely distributed over a large number of holders, it is both necessary and desirable that all Shareholders send in their proxies. Failure to secure a quorum on the date set would necessitate an adjournment, which would cause the System considerable and needless expense. To avoid this, please SIGN AND DATE the accompanying proxy and mail it promptly in the enclosed envelope to Commonwealth Energy System, P.O. Box 9150, Cambridge, Massachusetts 02142-9150.

<PAGE 4>


                                 PROXY STATEMENT

      This statement is furnished in connection with the solicitation of proxies by the Board of Trustees of Commonwealth Energy System (hereinafter called the "System") to be used at the Annual Meeting of Shareholders of the System to be held on Thursday, May 2, 1996, at the principal executive office of the System, One Main Street, P.O. Box 9150, Cambridge, Massachusetts 02142-9150, of which due notice has been given in accordance with the System's Declaration of Trust dated December 31, 1926, as amended. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. A properly executed and returned proxy will be voted in accordance with the directions contained thereon. Abstentions shall be voted neither "for" nor "against," but shall be counted in the determination of a quorum. Broker non-votes will not be counted either in calculating the number of shares present for the purpose of determination of a quorum or for the purpose of determining whether a matter has received the required number of votes. The giving of a later-dated proxy revokes all proxies previously given. The approximate date on which this Proxy Statement and the accompanying proxy card will first be mailed to Shareholders is March 29, 1996.

                              FINANCIAL STATEMENTS

      The audited financial statements of Commonwealth Energy System and Subsidiary Companies, which include comparative Balance Sheets as of December 31, 1995 and 1994, Statements of Income and Statements of Cash Flows for the three years ended December 31, 1995 and the Report of Independent Public Accountants, are included in Exhibit A of this Proxy Statement.

                                VOTING SECURITIES

      Each Common Share is entitled to one vote. Only Shareholders of record at the close of business on March 15, 1996 are qualified to vote at the meeting. There were outstanding as of the record date 10,764,838 Common Shares.

      The Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies owned beneficially 1,678,765 Common Shares representing 15.6% of the outstanding Common Shares as of January 31, 1996. Members of the Plan are entitled to give voting instructions with respect to their interests.

                  OWNERSHIP BY MANAGEMENT OF VOTING SECURITIES

      The following table shows the beneficial ownership, reported to the System as of January 31, 1996, of Common Shares of the System owned by the Chief Executive Officer and the four other most highly compensated Executive Officers and, as a group, all Trustees and Executive Officers of the System.

                                                Total
                                                Common          Percent of
      Name                                      Shares (1)         Class

      William G. Poist                            5,871            0.1%
      Russell D. Wright                           3,602            0.1%
      Kenneth M. Margossian                       3,165            0.1%
      James D. Rappoli                            2,001            0.1%
      Leonard R. Devanna                          1,912            0.1%
      All Trustees and Executive Officers
        as a group (15 persons)                  26,788            0.2%

<PAGE 5>


(1) Beneficial ownership set forth in this Proxy Statement includes, where applicable, shares with respect to which voting or investment power is attributed to an Executive Officer or Trustee because of joint or fiduciary ownership of the shares or relationship of the Executive Officer or Trustee to the record owner, such as a spouse, together with shares held under the Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies.

                    MATTERS TO BE BROUGHT BEFORE THE MEETING

                             1-ELECTION OF TRUSTEES

      Three Trustees will be elected at the Annual Meeting of Shareholders to hold office for the ensuing three years in accordance with the Declaration of Trust, which provides for staggered terms of Trustees of three years each. The three Trustees elected at this meeting will hold office for a three-year term and until the election and qualification of their respective successors. Under the terms of the Declaration of Trust, Trustees are required to be elected by a plurality vote of the Shareholders.

      The Shares represented by the enclosed form of proxy will be voted, and the persons named in such form of proxy will, unless otherwise directed in the proxy, vote shares represented by proxies received for the election of the following nominees:

                                 Peter H. Cressy
                               William J. O'Brien
                                William G. Poist

      It is not contemplated that any of the three nominees will be unable to serve; however, should any of the nominees be unavailable to serve, your proxy will be voted for the election of a nominee acceptable to the remaining Trustees.

                  INFORMATION CONCERNING NOMINEES AND TRUSTEES

                                                                  Common Shares
                                                                  Beneficially
                                                Year First        Owned as of
                                                 Became a         January 31,
Name, Principal Occupation and Term of Office    Trustee     Age     1996

(C) SHELDON A. BUCKLER, formerly Vice Chairman
      of the Board and a Director, Polaroid
      Corporation, Cambridge, Massachusetts
      (Manufacturer of photographic equipment
      and supplies); Director, Aseco Corp.;
      Nashua Corporation; Parlex Corp. and
      Spectrum Information Technologies, Inc.
      TERM EXPIRES IN 1998 ...............        (1991)      64       2,047

(A) PETER H. CRESSY, Chancellor, University of
(E)   Massachusetts Dartmouth, North Dartmouth,
      Massachusetts
      TERM EXPIRES IN 1996 (NOMINEE)......        (1994)      54         105

(B) HENRY DORMITZER, formerly Executive Vice
(D)   President, Wyman-Gordon Company, Worcester,
      Massachusetts (Producer of forgings for
      aerospace and transportation industries)
      TERM EXPIRES IN 1997 ...................    (1985)      61         700

<PAGE 6>


                  INFORMATION CONCERNING NOMINEES AND TRUSTEES

                                                                  Common Shares
                                                                  Beneficially
                                                Year First        Owned as of
                                                 Became a         January 31,
Name, Principal Occupation and Term of Office    Trustee     Age     1996

(A) BETTY L. FRANCIS, Executive Vice President
(C)   and Chief Financial Officer, BancBoston
      Mortgage Corporation, Jacksonville, Florida
      TERM EXPIRES IN 1998 ...................    (1991)      49         100

(C) FRANKLIN M. HUNDLEY, Member and a Managing
(D)   Director, Rich, May, Bilodeau & Flaherty,
      P.C., Boston, Massachusetts (Attorneys);
      Director, The Berkshire Gas Company
      TERM EXPIRES IN 1997 ...................    (1985)      61       2,425

(A) WILLIAM J. O'BRIEN, President, William J.
(D)   O'Brien, Inc., Southborough, Massachusetts
      (Management consulting)
      TERM EXPIRES IN 1996 (NOMINEE)..........    (1994)      63       1,100

    WILLIAM G. POIST, President and Chief
      Executive Officer of Commonwealth Energy
      System and Chairman, Chief Executive Officer
      and a Director of its subsidiary companies
      TERM EXPIRES IN 1996 (NOMINEE)..........    (1992)      62       5,870

(B) MICHAEL C. RUETTGERS, President, Chief
(E)   Executive Officer and a Director, EMC
      Corporation, Hopkinton, Massachusetts
      (Data storage technology); Director,
      CrossComm Corporation
      TERM EXPIRES IN 1998 ...................    (1995)      53         500

(B) GERALD L. WILSON, Vannevar Bush Professor of
(E)   Engineering, Massachusetts Institute of
      Technology, Cambridge, Massachusetts;
      Director, Analogic Corp.
      TERM EXPIRES IN 1997 ...................    (1985)      56         602

      Each of the persons named above has held his or her present position (or another executive position with the same employer) for more than the past five years except for Dr. Wilson, who served as Vice President-Corporate Technology and Manufacturing at Carrier Corporation during 1991-1992 while on a leave of absence from Massachusetts Institute of Technology and Mr. O'Brien, who served as President and Chief Executive Officer of The Hanover Insurance Company from 1979 to 1992.

      During 1995, fees of $568,126 were incurred for legal services rendered by the firm of Rich, May, Bilodeau & Flaherty, P.C., of which Mr. Hundley is a Member and a Managing Director. The firm has been employed in the last fiscal year and the current fiscal year.

      Each Trustee, including nominees, owned beneficially less than one-third of one percent of the outstanding Common Shares.
-------------------------
(A)   Member of Audit Committee.

(B)   Member of Executive Compensation Committee.

(C)   Member of Nominating Committee.

(D)   Member of Benefit Review Committee.

(E)   Member of Strategic Planning Committee.

<PAGE 7>



             COMPENSATION OF EXECUTIVE OFFICERS DURING THE YEAR 1995

      The following table shows compensation paid by the System and its subsidiaries to the System's President and Chief Executive Officer and the four other highest paid Executive Officers of the System whose total compensation in 1995 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE
                                                     Long-Term Compensation (3)
                             Annual Compensation        Awards         Payouts

                                                                       Long-
                                                               Options  Term
                                             Other             /Stock  Incen-    All
                                             Annual   Restr-   Apprec-  tive    Other
                                             Compen-  icted    iation   Plan    Compen-
 Name and                    Salary          sation   Stock    Rights   (LTIP)  sation
 Principal Position     Year   (1)    Bonus    (2)    Awards   (SARS)  Payouts    (4)
William G. Poist        1995 $350,000 $         -        -         -      -    $14,004
 President and Chief    1994  320,000  98,721   -        -         -      -     12,804
 Executive Officer of   1993  291,888  78,031   -        -         -      -     11,604
 the System and Chair-
 man and Chief Exec-
 utive Officer of its
 subsidiary companies

Russell D. Wright       1995 $231,667 $         -        -        -       -    $ 9,269
 President and Chief    1994  215,897  60,964   -        -        -       -      8,400
 Operating Officer      1993  195,000  53,814   -        -        -       -      7,704
 of Cambridge
 Electric Light
 Company, Canal
 Electric Company,
 COM/Energy Steam
 Company and
 Commonwealth
 Electric Company

Kenneth M. Margossian   1995 $194,583 $         -        -        -       -    $ 7,786
 President and          1994  179,917  52,005   -        -        -       -      7,140
 Chief Operating        1993  165,000  47,256   -        -        -       -      6,564
 Officer of Common-
 wealth Gas Company
 and Hopkinton LNG Corp.

James D. Rappoli        1995 $164,583 $         -        -        -       -    $ 6,586
  Financial Vice        1994  151,686  43,196   -        -        -       -      5,880
  President and         1993  130,333  36,184   -        -        -       -      5,082
  Treasurer of the
  System and its
  subsidiary companies

<PAGE 8>


                           SUMMARY COMPENSATION TABLE (CONT'D)
                                                     Long-Term Compensation (3)
                             Annual Compensation        Awards         Payouts
                                                                       Long-
                                                               Options  Term
                                             Other             /Stock  Incen-    All
                                             Annual   Restr-   Apprec-  tive    Other
                                             Compen-  icted    iation   Plan    Compen-
 Name and                    Salary          sation   Stock    Rights   (LTIP)  sation
 Principal Position     Year   (1)    Bonus    (2)    Awards   (SARS)  Payouts    (4)
Leonard R. Devanna      1995 $154,250 $         -        -        -       -    $ 7,714
  Vice President -      1994  142,166  41,745   -        -        -       -      5,912
  Strategic Planning    1993  133,333  37,542   -        -        -       -      6,603
  of the System and
  Vice President-
  Systems, Planning and
  Development of
  COM/Energy Services
  Company

--------------------

(1) The amounts in this column represent the aggregate total of cash compensation received and compensation deferred by the above-named individuals. Compensation is deferred pursuant to the provisions of the Employees Savings Plan and the Executive Salary Continuation and Excess Benefit Plan of Commonwealth Energy System and Subsidiary Companies.

(2) The dollar value of perquisites and other personal benefits, securities or property totalling either $50,000 or 10% of total annual salary and bonus, together with various other earnings, amounts reimbursed for the payment of taxes, and the dollar value of any stock discounts not generally available are required to be disclosed in this column. In 1995, there were no such perquisites, earnings, reimbursements or discounts paid or made.

(3) In 1995, the System did not provide to its employees, including Executive Officers, any payments or awards in the form of restricted stock, stock options, stock appreciation rights, long-term incentive plan payouts or other forms of long-term compensation.

(4) The amounts in this column represent the aggregate contributions by the System and certain subsidiary companies during 1995 on behalf of the above-named individuals to the Employees Savings Plan and the Executive Salary Continuation and Excess Benefit Plan of Commonwealth Energy System and Subsidiary Companies. The Employees Savings Plan of Commonwealth Energy System and Subsidiary Companies is a defined contribution plan. The Plan incorporates salary deferral provisions pursuant to Section 401(k) of the Internal Revenue Code for all employees who have elected to participate on that basis. The Executive Salary Continuation and Excess Benefit Plan of Commonwealth Energy System and Subsidiary Companies is a defined contribution/defined benefit plan. Unlike the Employees Savings Plan, this Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code. The Plan was established to provide an additional benefit to any participant in the Employees Savings Plan whose benefit under the plan would be curtailed by limits in effect under the Internal Revenue Code for qualified plans. Of the amounts set forth in the "All Other Compensation" column, $6,162, $9,244, $4,621, $2,311 and $2,890 represent the contributions made on behalf of Messrs. Poist, Wright, Margossian, Rappoli and Devanna, respectively, by the Employees Savings Plan. Contributions made on behalf of Messrs. Poist, Wright, Margossian, Rappoli and Devanna by the Executive Salary Continuation and Excess Benefit Plan in 1995 equalled $7,842, $25, $3,165, $4,275 and $4,824, respectively.

<PAGE 9>

                               PENSION PLAN TABLE

      The following table shows annual retirement benefits payable to employees, including Executive Officers, upon retirement at age 65, in various compensation and years of service classifications, assuming the election of a retirement allowance payable as a life annuity from the Pension Plan for Employees of Commonwealth Energy System and Subsidiary Companies and the Executive Salary Continuation and Excess Benefit Plan of Commonwealth Energy System and Subsidiary Companies, as of December 31, 1995.

    Highest Annual
  Consecutive 3-Year
    Average Base
    Salary of Last                Annual Benefit for Years of Service (1)
      10 Years          10 Years   15 Years  20 Years    25 Years   30 Years   35 Years
    $ 90,000 ....       $15,771    $23,656   $ 31,541    $ 39,426   $ 47,312   $ 51,447
     120,000 ....       21,271      31,906     42,541      53,176     63,812     69,447
     150,000 ....       26,771      40,156     53,541      67,926     80,312     87,447
     180,000 ....        32,271     48,406     64,541      80,676     96,812    105,447
     210,000 ....        37,771     56,656     75,541      94,426    113,312    123,447
     240,000 ....        43,271     64,906     86,541     108,176    129,812    141,447
     270,000 ....        48,770     73,156     97,541     121,926    146,312    159,447
     300,000 ....        54,270     81,406    108,541     135,676    162,812    177,447
     330,000 ....        59,770     89,656    119,541     149,426    179,312    195,447
     360,000 ....        65,270     97,906    130,541     163,176    195,812    213,447
     390,000 ....        70,770    106,156    141,541     176,926    212,312    231,447
     420,000 ....        76,270    114,406    152,541     190,676    228,812    249,447

-------------

(1) Federal law places certain limits on the amount of benefits which can be paid from qualified pension plans. Payments made by the System in excess of the applicable limitations are made pursuant to the terms of the Executive Salary Continuation and Excess Benefit Plan of Commonwealth Energy System and Subsidiary Companies. For 1995, the maximum annual compensation limit under the Pension Plan for Employees of Commonwealth Energy System and Subsidiary Companies was $150,000, and the maximum annual benefit under that Plan was $120,000.

      The Pension Plan is a non-contributory defined benefit plan. The Plan is a final average earnings type plan under which benefits reflect the employee's years of credited service. The employee receives the higher of either an integrated or non-integrated formula to realize the maximum retirement benefit applicable to his or her employment history. Both of the formulae are based on the average of the three highest consecutive January 1 base salaries during the ten-year period preceding the employee's retirement or termination. Retirement benefits are available to employees on or after age fifty-five provided the sum of their age and years of service is at least seventy-five. Messrs. Poist, Wright, Margossian, Rappoli and Devanna have 31, 28, 26, 21 and 14 credited years of service respectively. For the purposes of calculating the annual retirement benefits of Messrs. Poist, Wright, Margossian, Rappoli and Devanna pursuant to the Plan, only the amounts set forth in the summary compensation table as "Salary" are utilized to determine each Executive Officer's three highest consecutive January 1 base salaries during the ten-year period preceding the Executive Officer's retirement or termination.

      Each Executive Officer of the System has elected certain pre-retirement death benefits and supplemental retirement benefits in exchange for waiving certain standard life insurance benefits (in excess of $50,000), and the survivor income benefits generally available to all eligible employees. The alternative program for Executive Officers provides a pre-retirement death benefit of either: (i) a lump-sum payment of three times salary; or (ii) fifty percent of monthly base salary for one hundred and eighty months. The supplemental retirement benefit provides that an Executive Officer may retire after the attainment of age fifty-five and completion of ten years of service. Normal retirement at age sixty-five provides an annual payment equal to

<PAGE 10>


thirty-five percent of final base salary per year for life, or for a period of one hundred and eighty months, whichever is longer. Benefits are reduced for retirement prior to age sixty-five. The supplemental retirement benefits are in addition to the amounts shown in the table above and are not subject to limitation. If termination of employment occurs following a change in control of the System after the Executive Officer's completion of ten years of service with the System but before the attainment of age fifty-five, the Executive Officer shall be entitled to receive upon attainment of age fifty-five a retirement benefit equal to the amounts that would have been payable had the Executive Officer remained in the employment of the System until the date of the Executive Officer's fifty-fifth birthday and retired on that date. Should the employment of the Executive Officer terminate for any other reason (other than death) and before completion of ten years of service and attainment of age fifty-five, there are no benefits payable under this alternative program for Executive Officers.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Executive Compensation Committee of the Board of Trustees (the "Committee") is composed of three independent, non-employee Trustees. The Committee reviews and approves compensation levels for the System's Chief Executive Officer and oversees the System's executive compensation programs affecting all Executive Officers. These programs have been designed in order to attract, retain, motivate and reward those individuals who are most responsible for the System's growth and profitability.

      Compensation for Executive Officers consists of base salary, annual cash incentive compensation and long-term incentive awards in the form of restricted stock awards of Common Shares. Executive Officers also participate in the Pension Plan and the Employees Savings Plan and receive benefits under medical and other benefit plans which are available to employees generally.

      The Chief Executive Officer's base salary target is designed generally to match the market median for the utility reference group described in the next paragraph. The Committee adjusts the Chief Executive Officer's salary in relation to the salary range target on a subjective basis, through the evaluation of the same objective criteria used to determine the Chief Executive Officer's annual incentive award set forth below. Less emphasis is placed on base salary adjustments than on incentive compensation, consistent with the Committee's objectives of placing increasingly greater emphasis on performance based, at-risk incentive compensation.

      In setting the Chief Executive Officer's base salary for 1995, the Committee surveyed and reviewed compensation levels and the reference criteria relating to such compensation levels within the gas and electric utility industry. Compensation data and comparisons were provided to the Committee by an independent consultant and were used by the Committee together with market compensation data provided by the System's human resources department, compensation reports contained in proxy materials for companies considered by the Committee to be similar to the System in size, responsibility and complexity, and utility industry references such as those provided by the Edison Electric Institute. Among the reference criteria reviewed by the Committee in developing external market pay norms were business type (investor-owned utilities), scope (utilities with revenues of approximately $500 million to $2 billion) and location (utilities headquartered in the northeast region of the U.S.). This market reference group of companies represents a subset of Value Line, Inc.'s utility sample. It is not necessary for the Committee to formulate a policy with respect to qualifying compensation paid to Executive Officers for deductibility under Section 162(m) of the Internal Revenue Code, since the compensation of each Executive Officer of the System is significantly lower than the $1 million threshold at which tax deductions are limited.

<PAGE 11>


      The Chief Executive Officer's award for 1995 pursuant to the System's Annual Incentive Plan was determined on a weighted basis, with two-thirds of the award potential attributable to the attainment of System goals and objectives, and one-third of the award potential attributable to individual goals and objectives. For 1995, the System criteria forming the goals and objectives applicable to the Annual Incentive Plan were: 1) meeting pre-established targets comparing System actual net income to budgeted net income for 1995; 2) success in implementing budgetary constraints in the interest of controlling costs; and 3) meeting certain pre-established benchmark measures of operation and maintenance expenses per customer, as compared to a peer group of 18 utility companies recommended by the System's independent compensation consultant. Each of the three System goals and objectives are equally weighted, and awards are made based on meeting, exceeding or reaching maximum attainment of targets.

      The goal established for actual net income was to meet or exceed the approved budgeted amounts. The System's 1995 net income exceeded targeted net income by 11.9%, resulting in a maximum award. The goal established for cost control was for operating and maintenance expenses in 1995 to be below the approved budgeted amounts. This goal was achieved by the System having reduced actual operation and maintenance expenses to 7.1% below established budgets, resulting in a maximum award for having exceeded the 5% below budget maximum target. The goal of maintaining operating and maintenance expenses per customer within the top 50% of the 18 company industry peer group was exceeded, as the System was rated the fifth most effective of the 18 companies in controlling operation and maintenance expenses. In the aggregate, the goals and objectives applicable to the System component of the Annual Incentive Plan were rated as 100% achieved.

      The individual goals of the Chief Executive Officer for 1995 under the Annual Incentive Plan included: implementing six specific objectives developed in 1995 relating to the System's strategic plan, developing and implementing an effective investor relations program, and strengthening the System's relationships with state regulatory and elected officials so as to help advance the System's positions on issues having the greatest impact on the industry. The Chief Executive Officer's performance relative to achieving individual goals was rated as 73% achieved, resulting in an aggregate performance rating of 91% achievement.

      The System's Long Term Incentive Plan, approved by shareholders in 1994, measures performance and provides the potential for awards of Common Shares over a three-year Plan Period. The first year of the initial Plan Period established under that Plan was 1994, and as a result no award was made under the Plan for 1995.

      With respect to other Executive Officers, the Chief Executive Officer, in conjunction with the System's human resources department and independent consultant, established salary ranges for each Executive Officer. The salary ranges were based in part upon salaries provided to executive officers in the System's industry peer group, as reported by the Edison Electric Institute and from regional salary surveys so as to establish salary ranges generally in the median of the peer group. Specific salary levels were then established through an evaluation of the Executive Officer's performance of goals and duties. The base salary levels, as recommended by the Chief Executive Officer, were also reviewed and approved by the Executive Compensation Committee.

      In addition to base salary, the named Executive Officers are also eligible under the Annual Incentive Plan to receive annual variable incentive compensation of up to a maximum of 30% of annual base salary. In 1995, the System goals and objectives constituting the annual performance criteria and the corresponding weightings which determined eligibility for awards to the named Executive Officers under the Annual Incentive Plan were the same as those applicable to the Chief Executive Officer. The individual goals and

<PAGE 12>


objectives of the other Executive Officer Plan participants included various financial and operating performance standards, such as the continued maintenance of individual department total annual expenses at amounts not exceeding approved budgets, the negotiation and execution of settlement agreements with state regulatory agencies so as to resolve several financial issues without the need to file and prosecute a rate case, and the implementation of enhanced procedures designed to further reduce costs and increase productivity of both in-house and outside legal counsel services.

                         THE EXECUTIVE COMPENSATION COMMITTEE
                         Henry Dormitzer, Chairperson
                         Michael C. Ruettgers
                         Gerald L. Wilson

<PAGE 13>


                      COMPARATIVE TOTAL SHAREHOLDER RETURN

      Set forth below is a line graph comparing the cumulative total shareholder return for the System's Common Shares to the cumulative total return of the S&P 500 Stock Index and a Peer Group Index which is comprised of 88 utility companies (including the System) which are followed by Value Line, Inc. The entities which comprise the Peer Group are also set forth hereinafter.

                       Comparative Five-Year Total Returns
          Commonwealth Energy System, S&P 500 and Value Line Peer Group
                     (Performance results through 12/31/95)


         ---------------------------------------------------------------


                           Line graph illustration of

                  comparative five-year (1991-1995) cumulative

                      total returns based on values listed

                                 in chart below.


         ---------------------------------------------------------------


                   1990       1991      1992      1993       1994      1995

      COM/Energy  $100.00    $128.84   $150.74   $174.25    $147.29   $195.20
      S&P 500      100.00     130.55    140.72    154.91     157.39    216.42
      Peer Group   100.00     129.87    139.63    155.49     136.52    178.91

      Assumes $100 invested at the close of trading on the last trading day of 1990 in COM/Energy Common Shares, S&P 500 and the Peer Group. Also assumes reinvestment of dividends.

      Source: Value Line, Inc.

                                   PEER GROUP


Allegheny Power System, Inc.               Montana Power Co.
American Electric Power Co., Inc.          Nevada Power Co.
Atlantic Energy Inc.                       New England Electric System
Baltimore Gas and Electric Company         New York State Electric & Gas Corp.
Boston Edison Company                      Niagara Mohawk Power Corporation
Carolina Power & Light Co.                 NIPSCO Industries Inc.
Centerior Energy Corporation               Northeast Utilities
Central Hudson Gas & Electric Corp.        Northern States Power Co.
Central Louisiana Electric Company Inc.    Northwestern Public Service Co.
Central Maine Power Co.                    Ohio Edison Co.
Central & South West Corp.                 Oklahoma Gas & Electric Co.
Central Vermont Public Service Corp.       Orange and Rockland Utilities, Inc.
CILCORP Inc.                               Otter Tail Power Co.
CINergy Corp.                              Pacific Gas & Electric Co.
CIPSCO Incorporated                        PacifiCorp.
CMS Energy Corp.                           PECO Energy Company

<PAGE 14>


Commonwealth Energy System                 Pinnacle West Capital Corp.
Consolidated Edison Co. of New York, Inc.  Portland General Electric Co.
DPL Inc.                                   Potomac Electric Power Co.
Delmarva Power & Light Company             PP&L Resources, Inc.
Dominion Resources, Inc.                   Public Service Co. of Colorado
DQE                                        Public Service Co. of New Mexico
Duke Power Co.                             Public Service Enterprise Group Inc.
Eastern Utilities Associates               Puget Sound Power & Light Co.
Empire District Electric Company           Rochester Gas and Electric Corp.
Entergy Corporation                        St. Joseph Light & Power Co.
Florida Progress                           SCANA Corp.
FPL Group, Inc.                            SCEcorp
General Public Utilities Corp.             Sierra Pacific Power Co.
Green Mountain Power Corp.                 The Southern Company
Hawaiian Electric Co., Inc.                Southwestern Public Service Co.
Houston Industries Incorporated            TECO Energy, Inc.
Idaho Power Co.                            Texas Utilities Company
IES Industries                             TNP Enterprises, Inc.
Illinova Corp.                             Tucson Electric Power Co.
Interstate Power Co.                       Unicom Corp.
IPALCO Enterprises, Inc.                   Union Electric Co.
Kansas City Power & Light Co.              United Illuminating Co.
KU Energy Corporation                      UtiliCorp. United Inc.
LG&E Energy Corp.                          Washington Water Power Co.
Long Island Lighting Co.                   Western Resources Inc.
MDU Resources                              Wisconsin Energy Corp.
MidAmerican Energy Company                 WPL Holdings, Inc.
Minnesota Power & Light Co.                WPS Resources Corporation


                MEETINGS OF THE BOARD OF TRUSTEES AND COMMITTEES

      The System's Board of Trustees held fourteen meetings throughout 1995. The Board has an Audit Committee, an Executive Compensation Committee, a Nominating Committee, a Benefit Review Committee and a Strategic Planning Committee.

      The Audit Committee is composed of Betty L. Francis, Chairperson, Peter H. Cressy and William J. O'Brien. The Committee held four meetings in 1995. The Committee's functions are to recommend the selection of an independent public accountant, to review the scope of and approach to audit work, to review non-audit services provided by the independent public accountants, and to review accounting principles and practices and the adequacy of internal controls.

      The Executive Compensation Committee is composed of Henry Dormitzer, Chairperson, Michael C. Ruettgers and Gerald L. Wilson. During 1995 the Committee held six meetings. This Committee reviews and recommends compensation and promotional adjustments for certain of the System's personnel and also reviews and recommends adjustments to the compensation of Trustees.

      The Nominating Committee is composed of Sheldon A. Buckler, Chairperson, Betty L. Francis and Franklin M. Hundley. The Committee held two meetings in 1995. The functions of the Committee are to coordinate suggestions or searches for potential nominees for the position of Trustee, to review and

<PAGE 15>


evaluate qualifications of potential nominees and to recommend to the Board of Trustees nominees for vacancies occurring from time to time on the Board of Trustees. The Committee will consider nominees recommended by Shareholders upon the timely submission of the names of such nominees with their qualifications and biographical information forwarded to the Nominating Committee of the Board of Trustees.

      The Benefit Review Committee is composed of Franklin M. Hundley, Chairperson, Henry Dormitzer and William J. O'Brien. During 1995 the Committee held one meeting. The Committee was organized to consider and recommend to the Board of Trustees matters associated with the System's major funded benefit plans. Functions of the Committee include recommending the composition of benefit plan boards and reviewing investment policy, objectives, performance or proposed changes related to the plans.

      The Strategic Planning Committee is composed of Gerald L. Wilson, Chairperson, Peter H. Cressy and Michael C. Ruettgers. The Committee held two meetings during 1995. The functions of this Committee are to attend strategic planning sessions, provide support and insight to management and coordinate management planning activities with the Board of Trustees.

      During 1995, each Trustee who was not an employee of the System was compensated for his or her services as Trustee at the rate of $10,000 per year, plus $850 for each Trustee and Committee meeting attended. The Chairpersons of the Audit, Executive Compensation, Benefit Review and Strategic Planning Committees each received an additional $1,000 during the year. In addition, the Chairman of the Board received a retainer of $10,000 per year for his services as Chairman of the Board and of the Nominating Committee. Effective February 23, 1996, non-employee Trustees were compensated for their services as Trustee at the rate of $12,500 per year, plus $1,000 for each Trustee and Committee meeting attended. The Chairpersons of the Audit, Executive Compensation, Benefit Review and Strategic Planning Committees each receive an additional $1,000 during the year. In addition, the Chairman of the Board receives a retainer of $20,000 per year for his services as Chairman of the Board and of the Nominating Committee.

      Trustees are entitled to defer all or a specified portion of their compensation pursuant to the terms of the Deferred Compensation Plan for Trustees of Commonwealth Energy System. An account is established for each Trustee electing to participate in the Plan, which account is credited with the amount which would otherwise be payable to the Trustee as compensation for the Trustee's services. At the end of each month, interest is credited at an annual rate equivalent to the weighted average prime lending rate. Upon the Trustee's retirement, the account balance is paid either in a lump sum or in annual installments according to the election made by the Trustee. The rights of the Trustee in the account are not assignable and constitute an unsecured claim against the general assets of the System.

      The Retirement Plan for Trustees of Commonwealth Energy System was adopted to provide retirement benefits to non-management members of the Board of Trustees in recognition of their services to the System. Members of the Board of Trustees who have served as Trustees for at least five years are eligible to participate in the Plan. Each eligible Trustee qualifies for an annual retirement benefit payment equal to fifty percent of the annual retainer fee in effect at retirement (excluding retainers for chairing committees), plus 10% of the annual retainer fee for each year in addition to five years served, up to 100% of such fee. The annual retirement benefit payment is adjusted to reflect the first subsequent increase, if any, in the annual retainer fee for service on the Board following the Trustee's retirement. The annual retirement benefit payment becomes vested at the time of eligibility and is payable to Trustees for a period equal to the greater of ten years or the number of years of service as a Trustee.

<PAGE 16>


                    2-AMENDMENTS TO SECTIONS 5 AND 22 OF THE
                              DECLARATION OF TRUST

      There will be presented to Shareholders by the Board of Trustees a proposal to amend Sections 5 and 22 of the System's Declaration of Trust, which sections set forth the specific powers of the Board of Trustees, the present authorized number of Common Shares of beneficial interest and the par value of such Common Shares. The proposed amendments would change the par value of each Common Share from Four Dollars ($4.00) to Two Dollars ($2.00), increase the number of authorized Common Shares from 18,000,000 to 50,000,000 Common Shares, and allow for share splits or reverse share splits and changes in the par value of Common Shares under certain terms without specific Shareholder approval. The text of the proposed amendments to Sections 5 and 22 is annexed as Appendix A to this Proxy Statement.

      The Trustees of the System have concluded that it would be desirable for the Common Shares of the System to be split on a two-for-one basis because the Trustees believe such a split will broaden the market for the System's Common Shares and result in a wider distribution of the System's Common Shares, both of which are regarded by the Trustees as being in the best interests of the System and its Shareholders. In addition, the Trustees have concluded that it would be desirable to increase the total number of Common Shares authorized for issuance and for the Trustees of the System to be able to effect future share splits that would not alter the aggregate par value of the then outstanding Common Shares without the expense and potential for delay that could result from the current requirement that splits of Common Shares be specifically approved by the holders of a majority of such shares. Accordingly, the Trustees have proposed that the Declaration of Trust of the System be amended so as to change the number of authorized Common Shares of the System from 18,000,000 Common Shares, par value $4.00 per share, to 50,000,000 Common Shares, par value $2.00 per share, that share splits be facilitated by an amendment to Section 5 of the Declaration of Trust, and have further proposed that a share split be effected such that each Common Share of the System issued and outstanding on the record date of such split be changed into two Common Shares, par value $2.00 per share.

      Upon approval by the holders of a majority of the Common Shares, the proposed amendments will become effective upon the filing of the amended Declaration of Trust as required by the terms of the Declaration of Trust and the laws of the Commonwealth of Massachusetts. The Trustees will vote May 2, 1996 to effect a two-for-one split of the Common Shares. It is presently expected that the record date of the proposed share split will be May 15, 1996. At the close of business on said record date, the System shall determine the Shareholders of record on such date. Shareholders of record shall be entitled to receive an additional Common Share for each Common Share held on said record date when the share split becomes effective. The effective date of the share split is expected to be June 5, 1996. The Board of Trustees, however, may fix a different record or effective date for the share split.

      Upon the effective date of the share split, the outstanding certificates representing Common Shares will represent, in every instance, exactly the same number of Common Shares of the par value of $2.00 per share. EACH CERTIFICATE OUTSTANDING PRIOR TO THE RECORD DATE FOR THE SHARE SPLIT WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES. DO NOT DESTROY YOUR CERTIFICATES AND DO NOT MAIL THEM TO THE SYSTEM OR ITS TRANSFER AGENT. EACH SUCH CERTIFICATE AND THE CERTIFICATES FOR ADDITIONAL SHARES TO BE MAILED WILL REPRESENT YOUR TOTAL SHARES AFTER THE SHARE SPLIT BECOMES EFFECTIVE. It is presently anticipated that additional certificates representing one additional Common Share of the par value of $2.00 per share for each Common Share outstanding on the record date will be issued on the date that the share split becomes effective.

<PAGE 17>


      On March 15, 1996, there were 18,000,000 Common Shares authorized, of which 10,764,838 were issued and outstanding. After giving effect to the proposed amendment, the number of Common Shares authorized would increase to 50,000,000 and, upon the effective date of the share split, the number of Common Shares issued and outstanding as aforesaid would double. The increase in the number of authorized Common Shares will permit the System to respond more readily to the market for such shares and will assist the System in effecting transactions involving the issuance of additonal Common Shares. The System, however, currently does not have plans for the issuance of any additional Common Shares, other than the additional Common Shares that would be issued to Shareholders in connection with the proposed two-for-one share split. The System may issue additional Common Shares pursuant to the System's Dividend Reinvestment and Common Share Purchase Plan or pursuant to a new issuance of Common Shares made in accordance with the requirements of the Declaration of Trust and applicable laws.

      The change in par value from $4.00 to $2.00, in conjunction with doubling the number of Common Shares issued and outstanding as aforesaid, will not result in any changes in the total Shareholders' equity accounts of the System represented by the Common Shares, Preferred Shares, premium on shares and retained earnings. Financial statements are not furnished herewith specifically for the purposes of the proposal, inasmuch as such statements are not deemed necessary for the exercise of prudent judgment in voting for or against the proposal, as the proposed amendments, together with the share split, will occasion no change in and of themselves in the relative holdings of Shareholders and will cause no change in the aggregate par value of outstanding Common Shares (or Preferred Shares) of the System.

      The System has been advised by counsel that the proposed share split will not result in any gain or loss for Federal income tax purposes to the System's Common Shareholders. For Federal income tax purposes, the tax basis of each Common Share held after the split will be equal to one half of the basis of each Common Share held prior thereto, and the holder of each Common Share outstanding immediately prior to the record date will be entitled to tack the holding period for such share to each Common Share received in the proposed share split. For additional information and with regard to any questions regarding the tax consequences of the proposed share split, Shareholders should consult their own tax advisors.

      Under the current provisions of the Declaration of Trust, approval by the holders of a majority of the Common Shares is required for any share split, reverse share split or change in par value involving Common Shares.
The Board of Trustees recommends amending these provisions by the addition of a new Section 5(w), which will have the effect of deleting the requirement of obtaining such Common Shareholder approval for share splits, reverse share splits or changes in par value in connection with share splits that will not alter the aggregate shareholder equity accounts of the System. The Board believes that this amendment will help eliminate the expense and potential for delay that accompanies the present Common Shareholder approval requirement and should allow the System to respond more readily to the market for its Common Shares.

      The proposed amendments to the Declaration of Trust relating to the increase in the number of authorized Common Shares and the facilitation of splits of Common Shares, together with the proposed two-for-one share split, are presented as one integrated proposal. The adoption of this proposal requires the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to be voted at the meeting. There are no rights of appraisal or similar rights of dissenters with respect to the proposal.

      Upon the affirmative vote of the holders of a majority of the outstanding Common Shares entitled to vote on the proposal, the System will on May 2, 1996 effect the filing of the amended Declaration of Trust, as required by the terms of the Declaration of Trust and the laws of the Commonwealth of Massachusetts and the Trustees will vote to effect the two-for-one share split as described above.

       THE TRUSTEES RECOMMEND A VOTE "FOR" THE APPROVAL OF THE AMENDMENTS.

<PAGE 18>


                             3-SHAREHOLDER PROPOSAL

      The System has been advised that Mr. John Jennings Crapo, Porter Square Branch, P.O. Box 151, Cambridge, Massachusetts, 02140-0002, holder of 225 Common Shares, proposes to submit the following proposal at the 1996 Annual
Meeting:

      It is the judgment of the Shareholders of the Commonwealth Energy System ("C.E.S.") that the C.E.S. DECLARATION OF TRUST dated December 31, 1926 as Amended be amended and that the Board of Trustees present to Shareholders at the next Annual Meeting of Shareholders an appropriate amendment to said Declaration of Trust to accomplish the following:

      Trustees elected at the Annual Meeting of Shareholders starting with the 1998 Annual Meeting of Shareholders shall be elected to hold office until the next annual meeting and until their successors are elected and qualified.

                              SUPPORTING STATEMENT

      Presently I have 225 shares of C.E.S. Common Stock which May 15, 1995 closed at $40.75 and aggregately was worth $9,168.75.

      At said stock's closing May 27, 1994 I had 225 said shares and it was worth $40.50 ($9,112.50).

      May 07, 1993 at said stock's closing, I had 225 shares worth $44.50 ($10,012.50).

      May 08, 1992 at the stock closing I had 225 shares said stock worth $37.25 ($8,381.25).

      May 17, 1991 I had 224 shares of said stock worth $33.37 ($7,476.00).

      May 23, 1990 I had 218 shares of said stock at stock's closing worth $34.50 ($7,521.00).

      I've sold none of said shares and plan to continue to own them throughout the adjournment of the C.E.S. next stockholder meeting at which time I plan to move proposal's adoption. I plan to attend in person the next stockholder meeting.

      At May 04, 1995 stockholder meeting proponent moved proposal's adoption. Motion to adopt for the fourth time this proposal has been considered was seconded by Mr. Henry Dormitzer, Trustee, who is Chairperson of the C.E.S. Board of Trustees Executive Compensation Committee. At the 1992, 1993 and 1994 C.E.S. stockholder meeting attorney Mr. Richard J. Morrison of the COM/Energy Services Company seconded Proponent's motion to adopt this proposal. May 4, 1995, Proponent's Proposal got 16% of the votes of shares cast in person and by Proxy. These 1995 figures are subject to revision pending on proponent receiving the tally in writing from Mr. Sullivan, Esq. whom as General Counsel of COM/Energy Services Co., is Mr. Morrison's supervisor.

      BOARD OF TRUSTEES RECOMMENDATION:

      The Board of Trustees recommends a vote AGAINST this proposal for the following reasons:

      This proposal has been submitted at each Annual Meeting since 1991. It requests that the Board of Trustees submit a proposal to Shareholders at the 1997 Annual Meeting, calling for the repeal of the classified Board, so that all Trustees would be elected on an annual basis. The classified board was adopted at the 1987 Annual Meeting, when Shareholders voted to amend the System's Declaration of Trust to create three classes of Trustees, with an equal number of Trustees in each class, and to provide that the Trustees would serve three-year staggered terms, such that three Trustees are eligible for

<PAGE 19>


election each year. The classified board is intended to help to ensure continued familiarity of Board members with the business, management and policies of the System, since a majority of the Trustees at any given time would have prior experience as Board members. These amendments are also designed to encourage persons seeking to acquire control of the System to initiate an acquisition through arms-length negotiations with the System's management and Board of Trustees, by making it more difficult to change the composition of the Board. Also, the amendments may allow the System's management to obtain more time and information for evaluating a takeover proposal, in order to fully protect the interests of the System and its Shareholders.

      As has been its position since this proposal was first submitted, the Board believes that each Trustee is fully accountable to Shareholders throughout each term of office, whether that term is three years or one year. The Board again notes that the classified board system was determined to be of sufficient merit that the Massachusetts legislature has codified that system, in its 1990 amendments to the laws pertaining to Massachusetts business corporations (however, the System, as a Massachusetts Trust, is not affected by this legislation).

      Repeal of the classified Board (which, if the present proposal is adopted, would actually be pursuant to the acceptance of a proposed Amendment to the Declaration of Trust to be offered at the 1997 Annual Meeting of Shareholders) requires the affirmative vote or written consent of three-quarters of the shares entitled to vote, in accordance with the terms of the System's Declaration of Trust.

           ACCORDINGLY, A VOTE "AGAINST" THE PROPOSAL IS RECOMMENDED.

                                4-OTHER BUSINESS

      The Board of Trustees of the System knows of no matters other than those set forth in the Notice of the Annual Meeting which are likely to be brought before the meeting. However, if any other matters of which the Board of Trustees is not aware are appropriately presented for action, it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

<PAGE 20>


                                  MISCELLANEOUS

      The independent public accounting firm selected by the Trustees as Auditor of the System is Arthur Andersen LLP. It is expected that representatives of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

      The cost of soliciting proxies will be borne by the System. A limited number of regular employees may solicit proxies by telephone or in person subsequent to the initial solicitation by mail. In addition, the System has retained the firm of D. F. King to aid in such solicitation of proxies. The System expects to pay such firm a fee of $5,500 plus expenses. The System will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to security owners.

      The proxy card for a participant in the System's Dividend Reinvestment and Common Share Purchase Plan includes the number of shares which are registered in the participant's name and the number of shares beneficially owned by the participant that are held in the name of the nominee of the System for the Plan. A participant's vote with respect to the shares registered in the participant's name is also an instruction by the participant to the nominee to vote the shares credited to the participant's account under the Plan.

      In order for Shareholder proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion in the System's Proxy Statement, they must be received by the System at its principal office in Cambridge, Massachusetts, prior to November 30, 1996.

      It is important that proxies be returned promptly to avoid unnecessary expense. Therefore, Shareholders are urged, regardless of the number of shares owned, to SIGN, DATE and RETURN the enclosed proxy promptly.



                                       Michael P. Sullivan
                                       Vice President, Secretary
                                       and General Counsel


Cambridge, Massachusetts 02142-9150
March 29, 1996

<PAGE 21>


                                                              APPENDIX A


                             PROPOSED AMENDMENTS TO
                  SECTIONS 5 and 22 OF THE DECLARATION OF TRUST



      Section 5 of the System's Declaration of Trust, "Powers of Trustees", would be amended by the insertion in Section 5 of a new Subsection (w) which would read as follows:

      Section 5, Subsection (w)--To effect a share split or reverse share split of the Common Shares of the System and to change the par value of Common Shares of the System in connection with any such share split or reverse share split, provided that such share split, reverse share split or change in the par value of the Common Shares of the System does not result in impairment of the capital of this trust, as represented by the aggregate of the par value of its outstanding shares and any cash premiums paid on the sale of such shares; to effect, without the consent or vote of the holders of any Common Shares or Preferred Shares, any amendments to this Declaration of Trust necessary to reflect such a share split, reverse share split or change in par value; and to issue Common Shares to effect any such share split or reverse share split, notwithstanding any other provisions of this Declaration of Trust, including, without limitation, the provisions of Section 22 and Section 44.

      In addition, the existing Subsection (w) would be amended by renumbering it as Subsection (x).

      Section 22 of the System's Declaration of Trust would be amended (1) by deleting the words "eighteen million (18,000,000) Common Shares" in the second sentence of the first paragraph of said Section 22 and substituting the words "fifty million (50,000,000) Common Shares" in lieu thereof; (2) by deleting the words "four dollars ($4) per share" in the second sentence of the first paragraph of said Section 22 and substituting therein the words "two dollars ($2) per share; and (3) by deleting the figure "18,000,000" in the first sentence of the next to last paragraph of said Section 22 and substituting the figure "50,000,000" in lieu thereof.

      so that the first paragraph of Section 22 reads in its entirety, as follows:

      Section 22.--The beneficial interest in this trust shall be and during the continuance of this trust shall remain in the owners from time to time of transferable shares of beneficial interest. The shares of beneficial interest now authorized shall consist of fifty million (50,000,000) Common Shares having a par value of two dollars ($2) per share and a class of Cumulative Preferred Shares having a par value of one hundred dollars ($100) per share (hereinafter called "Preferred Shares").

and so that the first sentence of the next to last paragraph of said Section 22 reads in its entirety as follows:

      Common Shares in addition to the 50,000,000 Shares herein authorized may be authorized from time to time by vote at a meeting or by the written consent of the registered holders of a majority of the Common Shares at the time outstanding and entitled to vote and may be issued from time to time by the Trustees at not less than par for such consideration and upon such terms and in such manner as may be determined by such vote or written consent or, if authorized by such vote or written consent, upon such terms and in such manner and for such consideration as may be determined by the Trustees.

<PAGE 22>


APPENDICES
                           COMMONWEALTH ENERGY SYSTEM
                Proxy-Annual Meeting of Shareholders-May 2, 1996
           This Proxy is Solicited on Behalf of the Board of Trustees

      The undersigned hereby appoints Sheldon A. Buckler, Henry Dormitzer and William G. Poist, and each or any of them, with power of substitution, as proxies to attend the Annual Meeting of Shareholders of the System to be held on Thursday, May 2, 1996 and at any adjournment thereof and to vote the number of shares which the shareholder(s) would be entitled to vote if personally present:

      To vote your shares for all Trustee nominees, mark the "FOR"  box on item 1. To withhold voting for all nominees, mark the "WITHHELD" box. If you do not wish your shares voted "FOR" a particular nominee, mark the "EXCEPTION" box and enter name(s) of the exception(s) in the space provided.

_____________________________________________________________________________
                  The Trustees recommend a vote "FOR" #1 and #2
1.  Election of Trustees
    Nominees: P. H. Cressy, W. J. O'Brien, W. G. Poist
    [  ]  FOR     [  ]  WITHHELD   [  ]  EXCEPTIONS
    EXCEPTIONS: ____________________
2.  Consent to a two-for-one share split and to amend
    Sections 5 and 22 of the Declaration of Trust.
    [  ]  FOR     [  ]  AGAINST    [  ]  ABSTAIN
_____________________________________________________________________________
                   The Trustees recommend a vote "AGAINST" #3
3.  Shareholder Proposal
    [  ]  FOR     [  ]  AGAINST    [  ]  ABSTAIN
_____________________________________________________________________________
4.  Upon any other business that may properly come before the meeting.
_____________________________________________________________________________
       This Proxy will be voted as directed above.  If no other indication is made, this proxy will be voted FOR proposals #1 AND 2,
                            and AGAINST proposal #3.
            Any proxy or proxies to vote such shares at said meeting
           heretofore given by the sharheolder(s) are hereby revoked.
                      PLEASE SIGN AND DATE ON REVERSE SIDE






____________________________________________________


____________________________________________________
                                                              Signature(s)
should agree with name(s) printed below

        (When signing as attorney, executor or administrator, trustee or guardian, etc., please indicate your full title as such.)

Acct. No.                                                               No. of
Shares





Dated_______________________, 1996

            PLEASE SIGN, DATE AND RETURN IN ENCLOSED PREPAID ENVELOPE